UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
On April 19 and 20, 2006, Southern Union Company Senior Vice President and Chief Financial Officer, Julie H. Edwards, will present at analyst meetings in New York. The materials for the presentation are attached hereto as Exhibit 99.1. The presentation materials will also be posted on Southern Union Company’s Web site at www.sug.com and will focus on the transformation of the Company, Southern Union Gas Services, current status, and organic growth opportunities over the next year and beyond. In addition, the presentation materials contain information on earnings guidance previously disclosed by the Company.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

            Exhibit No.                           Exhibit

99.1	“Analyst Meetings”, presented by Southern Union Company on April 19-20, 2006.

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: April 19, 2006	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                      Description

99.1	“Analyst Meetings”, presented by Southern Union Company on April 19-20, 2006.